UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 2, 2016, the board of directors (the “Board”) of Kindred Healthcare, Inc. (the “Company”) appointed Dr. Lynn Simon as a director of the Company. Dr. Simon will serve on the Company’s Quality of Care and Patient Outcomes Committee and Audit Committee.

Since 2014, Dr. Simon has served as President, Clinical Services and Chief Quality Officer for Community Health Systems, Inc. (NYSE:CYH), a leading operator of general acute care hospitals in communities across the country, and previously served as Senior Vice President, Chief Quality Officer from 2010 to 2014. Dr. Simon is responsible for all aspects of clinical operations, including patient safety and quality, clinical service lines, nursing and case management. She also oversees medical staff relations, physician practice management, telemedicine initiatives, medical informatics and corporate support areas, including pharmacy, medical imaging, laboratory and hospital-based physician services. Previously, Dr. Simon served as Senior Vice President and Chief Medical Officer of Jewish Hospital and St. Mary’s HealthCare in Louisville, Kentucky, from 2005 to 2010, and as Vice President of Medical Affairs at Jewish Hospital from 2004 to 2005. She began her career practicing neurology.

Dr. Simon will participate in the Company’s 2012 Equity Plan for Non-Employee Directors, Amended and Restated (the “Plan”). On November 2, 2016, Dr. Simon received a grant under the Plan of 17,242 shares of the Company’s common stock, which will vest in full on November 2, 2017. A copy of the Plan is filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated April 6, 2015 (Comm. File No. 001-14057). In addition, Dr. Simon will receive compensation for her services on the Board consistent with the Company’s customary compensation practices for all non-employee members of the Board.

The Company has entered into an indemnification agreement with Dr. Simon in connection with her appointment to the Board in a form substantially similar to the Form of Indemnification Agreement that is filed as Exhibit 10.7 to the Company’s Form 10-K for the year ended December 31, 2015 (Comm. File No. 001-14057).

A copy of the press release issued by the Company related to the appointment of Dr. Simon to the Board is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on November 2, 2016, which is attached hereto as Exhibit 99.1 This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 3, 2016	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated November 2, 2016.